EXHIBIT 99.1

News Release FOR IMMEDIATE RELEASE	CONTACT: Richard W. Edwards Chief Financial Officer Phone: (919) 645-6404 Email: redwards@capitalbank-nc.com

Increased Earnings for Capital Bank Corporation

RALEIGH, N.C. – April 20, 2005 – Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today reported that its first quarter 2005 earnings increased 12.7% to $1,555,000 compared to $1,380,000 for the first quarter of 2004. Fully diluted earnings per share were $.22 for the first quarter of 2005 versus $.20 for the same period of 2004.

“We are pleased with the profit results for the first quarter of 2005. The earnings are a testament to our company-wide focus on maintaining a sound credit culture and core deposit growth,” stated B. Grant Yarber, President and CEO. “By remaining committed to improving our deposit mix while engaging in high quality lending, our margin continues to increase. Meanwhile, overall improvement in the loan portfolio has resulted in lower reserve levels.”

Net interest income increased by $1,003,000 during the first quarter of 2005 compared to 2004. Net interest income totaled $7,156,000 for 2005‘s first quarter, representing a net interest margin of 3.53% on a tax equivalent basis. The company’s net interest margin, on a tax equivalent basis, increased during the first quarter of 2005 by 8 basis points from 3.45% in the fourth quarter of 2004 and 34 basis points from the first quarter 2004 net interest margin of 3.19%. The company continues to concentrate on increasing its margin through core deposit growth and competitive loan pricing.

The provision for loan losses for the quarter ended March 31, 2005 was $(250,000) compared to $116,000 for the same period of 2004. Annualized net charge-offs for the first quarter of 2005 declined to 0.06% of average loans compared to 0.32% for the first quarter of 2004. The allowance for loan losses as a percentage of total loans at March 31, 2005 was 1.60%.

The company’s non-interest income for the first quarter of 2005 declined compared to the comparable period of 2004, largely due to declines in mortgage income and deposit service charges from the three branches sold in the third quarter of 2004. Non-interest income was $1,340,000 for the first quarter of 2005 compared to $1,601,000 in the first quarter of 2004.

Non-interest expense in the first quarter of 2005 was $6,150,000 compared to $5,938,000 in fourth quarter of 2004 and $5,637,000 in the first quarter of 2004. Increases were attributable to additional personnel expense supporting the Company’s operations and continued higher professional fees associated with Sarbanes-Oxley implementation.

Total deposits increased by $7.2 million with money market and savings accounts increasing $9.2 million. Consistent with our effort to continue improvement in the net interest margin, certain time deposits maturing during the quarter were not retained as they matured due to interest rate competition from other institutions. Total consolidated assets on March 31, 2005 were $887.3 million compared to $882.3 million at the end of 2004.

Loans outstanding during the quarter declined by $6.9 million from December 31, 2004 balances resulting from loans refinancing, despite increases in the number of originated loans. During the quarter, the company originated 559 new loans compared to 435 in the fourth quarter of 2004.

The company’s equity, excluding comprehensive income, declined during the quarter due to the repurchase of 50,000 shares of common stock at an average cost of $17.84 per share. The company has 100,000 shares remaining on its repurchase authorization. The company continues to be well capitalized under regulatory capital guidelines.

Capital Bank Corporation, headquartered in Raleigh, N.C., with more than $885 million in total assets, offers a broad range of financial services. Capital Bank operates 21 banking offices in Raleigh (4), Sanford (3), Burlington (2), Asheville (3), Cary (2), Oxford, Wake Forest, Hickory, Greensboro, Graham, Pittsboro and Siler City. The company’s website is http://www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

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Capital Bank Corporation
Summary of Operations

(In thousands except per share data)	Three Months Ended March 31, 2005	Three Months Ended March 30, 2004
Interest income	$11,456	$10,231
Interest expense	4,550	3,962

Net interest income	6,906	6,269
Provision for loan losses	(250)	116

Net interest income after provision for loan losses	7,156	6,153
Non-interest income	1,340	1,601
Non-interest expense	6,150	5,637

Income before taxes	2,346	2,117
Income tax expense	791	737

Net income	$1,555	$1,380

Income per share - basic	$0.23	$0.21

Income per share - fully diluted	$0.22	$0.20

Weighted average shares outstanding:
Basic	6,755	6,689
Fully diluted	6,942	6,887

End of Period Balances

	2005	2004
(In thousands except per share data)	March 31	December 31	September 30	June 30	March 31
Total Assets	$887,312	$882,294	$875,713	$885,754	$891,703
Investment securities	159,966	160,580	154,694	150,340	159,349
Loans (gross) *	647,922	654,867	657,359	657,537	642,407
Allowance for loan losses	10,372	10,721	11,322	11,417	11,221
Total earning assets	812,868	816,422	815,053	816,465	827,723
Deposits	662,178	654,976	647,037	671,796	678,817
Shareholders' equity	76,965	77,738	76,370	72,615	75,440

Book value per share	11.72	11.76	11.58	11.03	11.48
Tangible book value per share	9.74	9.78	9.59	8.84	9.28

Average Balances

	2005	2004
(In thousands)	March 31	December 31	September 30	June 30	March 31
Total assets	879,912	883,483	884,853	878,083	870,473
Investments (at amortized cost)	157,963	156,018	152,648	154,244	162,290
Loans (gross) *	652,429	658,518	660,628	652,074	629,264
Total earning assets	812,963	819,867	823,299	818,849	806,401
Deposits	647,787	651,301	669,321	666,862	645,032
Shareholders' equity	78,476	78,468	74,444	74,301	74,479

* Includes loans held for sale

Capital Bank Corporation Quarterly Results

	2005	2004
(In thousands except per share data)	March 31	December 31	September 30	June 30	March 31
Interest income	$11,456	$11,201	$10,796	$10,163	$10,231
Interest expense	4,550	4,256	4,107	3,932	3,962

Net interest income	6,906	6,945	6,689	6,231	6,269
Provision for loan losses	(250)	357	268	297	116

Net interest income after provision 7,156	6,588	6,421	5,934	6,153
Non-interest income	1,340	1,480	2,280	1,544	1,601
Non-interest expense	6,150	5,938	6,179	6,070	5,637

Income before taxes	2,346	2,130	2,522	1,408	2,117
Income tax expense	791	740	872	517	737

Net income	$1,555	$1,390	$1,650	$891	$1,380

Income per share - basic	$0.23	$0.21	$0.25	$0.13	$0.21

Income per share - fully diluted	$0.22	$0.20	$0.24	$0.13	$0.20

Weighted average shares outstanding:
Basic	6,755	6,729	6,720	6,709	6,689
Fully diluted	6,942	6,886	6,883	6,883	6,887

Quarterly Net Interest Margin *

	2005	2004
	March 31	December 31	September 30	June 30	March 31
Yield on earning assets	5.80%	5.51%	5.30%	5.07%	5.16%
Cost of interest bearing liabilities	2.53%	2.31%	2.21%	2.15%	2.17%
Net interest spread	3.27%	3.20%	3.09%	2.92%	2.99%
Free funds benefit	0.26%	0.25%	0.22%	0.22%	0.20%
Net interest margin	3.53%	3.45%	3.31%	3.14%	3.19%

* Annualized and on a fully taxable equivalent basis

Nonperforming Assets

	2005	2004
(In thousands)	March 31	December 31	September 30	June 30	March 31
Commercial and
commercial real estate	$5,797	$3,964	$4,401	$3,740	$3,339
Consumer	195	312	151	247	252
Equity lines	323	415	363	314	326
Construction	2,374	1,622	1,314	580	580
Mortgage	1,880	1,898	2,034	1,837	1,980

Total nonperforming loans	10,569	8,211	8,263	6,718	6,477
Other real estate owned	431	418	825	412	416

Total nonperforming assets	$11,000	$8,629	$9,088	$7,130	$6,893

Nonperforming assets include loans that are 90 days or more past due or in nonaccrual status and other real estate owned

Key Ratios

	2005	2004
(Dollars in thousands)	March 31	December 31	September 30	June 30	March 31
Net charge-offs	99	647	363	101	508
Net charge-offs as a percent of
average loans (annualized)	0.06%	0.39%	0.22%	0.06%	0.32%
Allowance for loan losses as a
percent of total loans **	1.60%	1.64%	1.72%	1.74%	1.75%
Nonperforming assets as a percent of
total assets	1.24%	0.98%	1.04%	0.80%	0.77%
Allowance for loan losses as a
percent of nonperforming loans **	98%	131%	137%	170%	173%
**	Effective December 31, 2004, the reserve for off balance sheet credit risk was reclassified from the allowance for loan losses to other liabilities. Prior period balances and ratios involving the allowance for loan losses have not been restated. The reserve reclassified was $311,000 at that time.

CAPITAL BANK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
March 31, 2005 and December 31, 2004

ASSETS	March 31, 2005	December 31, 2004	Changes	% Change

(In thousands)	(Unaudited)
Cash and due from banks:
Interest-earning	$369	$971	$(602)	-62%
Non-interest-earning	28,340	22,036	6,304	29%
Federal funds sold and short term investments	4,611	4	4,607	N/M
Investment securities - available for sale, at fair value	145,920	147,244	(1,324)	-1%
Investment securities - held to maturity, at amortized cost	14,046	13,336	710	5%
Loans-net of unearned income and deferred fees	647,922	654,867	(6,945)	-1%
Allowance for loan losses	(10,372)	(10,721)	349	-3%

Net loans	637,550	644,146	(6,596)	-1%

Premises and equipment, net	15,691	15,608	83	1%
Bank owned life insurance	13,632	13,500	132	1%
Deposit premium and goodwill, net	13,011	13,065	(54)	0%
Deferred tax assets	6,516	5,985	531	9%
Other assets	7,626	6,399	1,227	19%

Total assets	$887,312	$882,294	$5,018	1%

LIABILITIES
Deposits:
Demand, non-interest bearing	$64,744	$65,673	$(929)	-1%
Savings, money market accounts and interest checking	202,662	193,435	9,227	5%
Time deposits	394,772	395,868	(1,096)	0%

Total deposits	662,178	654,976	7,202	1%

Repurchase agreements and federal funds purchased	14,346	16,755	(2,409)	-14%
Borrowings	100,864	102,320	(1,456)	-1%
Subordinated debentures	20,620	20,620	—	0%
Other liabilities	12,339	9,885	2,454	25%

Total liabilities	810,347	804,556	5,791	1%

STOCKHOLDERS' EQUITY
Common stock, no par value; 20,000,000 shares authorized;
6,565,042 and 6,612,787 issued and outstanding as of
2005 and 2004, respectively	67,468	68,341	(873)	-1%
Retained earnings	10,253	9,092	1,161	13%
Accumulated other comprehensive income	(756)	305	(1,061)	-348%

Total stockholders' equity	76,965	77,738	(773)	-1%

Total liabilities and stockholders' equity	$887,312	$882,294	$5,018	1%

CAPITAL BANK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended March 31, 2005 and 2004

	2005	2004	Changes	% Change

(In thousands)	(Unaudited)
Interest income:
Loans and loan fees	$9,742	$8,471	$1,271	15%
Investment securities	1,697	1,718	(21)	-1%
Federal funds and other interest income	17	42	(25)	-60%

Total interest income	11,456	10,231	1,225	12%

Interest expense:
Deposits	3,182	2,862	320	11%
Borrowings and repurchase agreements	1,368	1,100	268	24%

Total interest expense	4,550	3,962 #	588	15%

Net interest income	6,906	6,269	637	10%
Provision for loan losses	(250)	116	(366)	-316%

Net interest income after provision for loan losses	7,156	6,153	1,003	16%

Noninterest income:
Deposit service charges and other fees	657	727	(70)	-10%
Mortgage banking revenues	272	337	(65)	-19%
Net gain on sale of securities	6	13	(7)	-54%
Other noninterest income	405	524	(119)	-23%

Total noninterest income	1,340	1,601	(261)	-16%

Noninterest expenses:
Salaries and employee benefits	3,149	2,842	307	11%
Occupancy	614	572	42	7%
Furniture and equipment	367	365	2	1%
Data processing	311	322	(11)	-3%
Advertising	216	202	14	7%
Amortization of deposit premiums	54	65	(11)	-17%
Professional fees	322	207	115	56%
Telecommunications	140	100	40	40%
Other expenses	977	962	15	2%

Total noninterest expenses	6,150	5,637	513	9%

Net income before tax expense	2,346	2,117	229	11%
Income tax expense	791	737	54	7%

Net income	$1,555	$1,380	$175	13%

Earnings per share - basic	$0.23	$0.21	$0.02	10%

Earnings per share - diluted	$0.22	$0.20	$0.02	10%

Weighted Average Shares:
Basic	6,754,576	6,688,946	65,630	1%

Fully Diluted	6,941,776	6,886,567	55,209	1%